INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, and 33-53029 on Form S-8 and Registration Statement Nos.
333-06159 and 333-54992 on Form S-3 of American Medical Alert Corp. of our report dated April 13, 2001 appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 2000.


/s/ Margolin, Winer & Evens LLP


Margolin, Winer & Evens LLP
Garden City, New York


April 13, 2001